EXHIBIT 10.15
                       ASSIGNMENT AGREEMENT

     THIS ASSIGNMENT AGREEMENT ("Agreement") is made this 20th day of April, 1995, by and among SIMMONDS COMMUNICATIONS LIMITED, an Ontario corporation ("SCL"), ROAMER ONE, INC., a Delaware corporation ("Roamer"), INTEK DIVERSIFIED CORPORATION, a Delaware corporation ("Intek"), and LINEAR MODULATION TECHNOLOGY LIMITED, an English limited company ("LMT").

     WHEREAS, LMT has agreed to supply SCL with Securicor LM 220 MHz 5 Channel trunked radio systems ("Base Stations") and Securicor LM 3115 220 MHz mobile radios ("Mobile Radios") pursuant to an Equipment Sale Agreement between LMT and SCL of even date herewith (the "Securicor Supply Agreement");

     WHEREAS, SCL has agreed to supply Roamer with two hundred
(200) Base Stations and three thousand six hundred (3,600) Mobile Radios (collectively, the "Systems") pursuant to an Equipment Sale Agreement between SCL and Roamer (the "Roamer Supply Agreement");

     WHEREAS, pursuant to a Financing Agreement among LMT, Roamer, Intek, SCL and Roamer One Holdings, Inc. of even date herewith (the "Financing Agreement"), LMT has agreed to finance the purchase of the Systems by Roamer on the terms and conditions set forth therein;

     WHEREAS, pursuant to and in order to induce SCL to enter into the Securicor Supply Agreement, Roamer and Intek have agreed to assume all of SCL's rights, duties and obligations under, and all of SCL's interest in, the Securicor Supply Agreement; and

     WHEREAS, SCL may not assign its rights, duties and obligations under the Securicor Supply Agreement without the advance written consent of LMT;

     NOW, THEREFORE, in consideration of the premises described above and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. ASSIGNMENT. SCL hereby assigns to Roamer and Intek, and Roamer and Intek hereby assume, all of SCL's rights, duties and obligations under, and all of SCL's interest in, the Securicor Supply Agreement and any other documents executed and delivered by SCL pursuant thereto or in connection therewith (collectively, the "Supply Documents").

     2. LIABILITY OF SCL. Roamer and Intek accept the foregoing assignment of SCL's rights, duties and obligations under the Supply Documents in full satisfaction of SCL's obligations to Roamer under the Roamer Supply Agreement. SCL shall not be liable to Roamer or Intek for any act done or step taken or omitted by SCL, or anything SCL may do or refrain from doing, in connection with the Supply Documents, and Roamer and Intek shall hold SCL and its directors, officers, employees and agents harmless from and against any and all damage, loss, liability, claim or deficiency incurred by SCL in connection therewith.

     3. NON-RECOURSE OBLIGATION. In any action or proceeding relating to the Supply Documents and the transactions contemplated thereby, Roamer and Intek shall be entitled to look for payment

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solely from LMT.  Roamer and Intek hereby waive any right to seek or obtain a deficiency judgment against SCL or any of SCL's affiliates (other than Roamer and Intek), officers, directors, employees, agents or representatives with respect to any default under any of the Supply Documents. NOTHING IN THIS SECTION 3 SHALL BE DEEMED TO BE A RELEASE OR IMPAIRMENT OF THE INDEBTEDNESS OF ROAMER OR INTEK TO LMT.

     4. DELIVERY. Concurrently with the execution of this Agreement, SCL shall deliver to Roamer and Intek an executed original copy of the Securicor Supply Agreement.

     5. CONSENT OF LMT. LMT hereby consents to the assignment and assumption described herein; provided that nothing in this Agreement shall be deemed to be a release or impairment of the obligation of SCL to LMT under the Securicor Supply Agreement until either (i) Intek issues the Shares (as defined in the Financing Agreement) to LMT or its designee in accordance with Section 10(c) of the Financing Agreement, or (ii) the amount of U.S. $4,000,000 is paid to LMT in accordance with Section 10(d) of the Financing Agreement.

     6. OTHER ACTIONS. Upon the reasonable request of Roamer or Intek, SCL covenants and agrees, for itself and its successors and assigns, that it shall, at any time and from time to time, from and after the date hereof, at its expense, do, execute and deliver, or cause to be done, executed and delivered, all such further reasonable acts and documents as may be required to make, file, record or evidence the assignment contemplated herein.

     7. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Delaware, excluding any choice of law rules which may direct the application of the laws of another jurisdiction.

     8. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties, and supersedes all prior agreements and understandings between them, regarding the subject matter hereof.

     9. COUNTERPARTS. This Agreement may be executed and delivered in any number of counterparts, each of which when so executed and delivered shall constitute an original, and all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the date first set forth above.


                              SIMMONDS COMMUNICATIONS LIMITED

                              By: /s/ John G. Simmonds
                              Its: CEO

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                              ROAMER ONE, INC.

                              By: /s/ David Neibert
                              Its: President


                              INTEK DIVERSIFIED CORPORATION

                              By: /s/ Nicholas Wilson
                              Its: Chairman


                              LINEAR MODULATION TECHNOLOGY
                              LIMITED

                              By: /s/ M. Wilkinson
                              Its: Director